Exhibit 10.1
EXECUTION COPY

Franklin Credit Asset Corporation, Franklin Credit
Management Corporation, Tribeca Lending Corp.
and Each of Their Respective Subsidiaries Listed on Schedule I
Depositors
The Huntington National Bank
Certificate Trustee
Wilmington Trust Company
Owner Trustee

Trust Agreement
Dated as of March 31, 2009

Franklin Mortgage Asset
Trust 2009-A

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Page
Section 11.12. Potential Conflicts of Interest	44

EXHIBITS

EXHIBIT A Form of Certificate of Trust	A-1
EXHIBIT B Form of Certificates	B-1
EXHIBIT C Form of Representation Letter	C-1

SCHEDULES

SCHEDULE I List of Subsidiary Depositors	I-1

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     This Trust Agreement, dated as of March 31, 2009, among FRANKLIN CREDIT ASSET CORPORATION, FRANKLIN CREDIT MANAGEMENT CORPORATION, TRIBECA LENDING CORP. AND EACH OF THEIR RESPECTIVE SUBSIDIARIES LISTED ON SCHEDULE I, each as a Depositor and together as the Depositors, THE HUNTINGTON NATIONAL BANK, a national banking association, not in its individual capacity, but solely as Certificate Trustee, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as Owner Trustee.
Witnesseth:
     WHEREAS, the parties to this Agreement will create the Franklin Mortgage Asset Trust 2009-A and provide for, among other things, the issuance of the Certificates.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties to this Agreement agree as follows.
ARTICLE I
Definitions And Construction
     Section 1.01. Definitions.
     Capitalized terms are used in this Agreement as defined below. Capitalized terms used in this Agreement that are not otherwise defined have the meanings given to them in the Servicing Agreement.
     “Administration Agreement” means the administration agreement, dated as of March 31, 2009, between the Administrator and the Trust.
     “Administrator” means the Agent, in its capacity administrator pursuant to the Administration Agreement, and its permitted successors and assigns.
     “Administrator Fees and Expenses” means such fees, together with reimbursement for reasonable expenses and disbursements, in each case as shall have been separately agreed upon before the date hereof between the Administrator and the Trust.
     “Agent” means The Huntington National Bank, in its capacity as Administrative Agent pursuant to the Credit Agreement, acting not in its individual capacity but solely in its capacities as Administrator under the Transaction Documents and Administrative Agent under and as defined in the Credit Agreement, and any successors and permitted assigns in such capacities.
     “Agreement” means this trust agreement.
     “Assets” means the Class A Assets and the Class REO Assets.
     “Assignment and Conveyance” has the meaning assigned to such term in the Transfer and Assignment Agreement.

     “Available Amount” means the aggregate of the Class A Available Amount and Class REO Available Amount.
     “Certificate Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01(a).
     “Certificate of Trust” means the Certificate of Trust in the form of Exhibit A to be filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.
     “Certificate Paying Agent” means the paying agent for the Certificates appointed pursuant to Section 3.09. The initial Certificate Paying Agent is the Certificate Trustee.
     “Certificate Register” and “Certificate Registrar” mean the register mentioned and the registrar appointed pursuant to Section 3.04. The initial Certificate Registrar is the Certificate Trustee.
     “Certificate Trustee” means The Huntington National Bank, acting not in its individual capacity but solely as Certificate Trustee under this Agreement, and any successors and permitted assigns.
     “Certificate Trustee Fees and Expenses” means such fees, together with reimbursement for reasonable expenses and disbursements, in each case, as shall have been separately agreed upon before the date hereof among the Administrator, the Depositors and the Certificate Trustee, and all other amounts due and owing to the Certificate Trustee pursuant to the terms of this Agreement or any other Transaction Document.
     “Certificateholder” or “Holder” means the person in whose name a Certificate is registered in the Certificate Registrar.
     “Certificates” means the Class A Certificates or the Class REO Certificates, as applicable.
     “Class” means all Certificates bearing the same class designation.
     “Class A Assets” means, as of any date of determination, the portion of the Owner Trust Estate consisting of Mortgage Loans as of such date, other than any REO Property.
     “Class A Available Amount” means, with respect to any Remittance Date, the portion of all collections and other amounts received on or in respect of the Class A Assets on deposit in the Collection Account as of the close of business on the related Determination Date, including Monthly Payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds, Prepayment Charges, Putback Litigation Proceeds and any other amounts received on or in respect of Class A Assets, net of (i) any such amounts representing Escrow Payments and (ii) the portion thereof, if any, that the Administrator has elected to use to make an Administrator Advance in accordance with Section 5.03 of the Servicing Agreement.

     “Class A Certificates” means the certificates representing an undivided interest in the Class A Assets, substantially in the form attached to this Agreement as Exhibit B.
     “Class A Distribution Amount” means, with respect to any Remittance Date, the amount of Class A Available Amount remaining, if any, after giving effect to the distributions therefrom pursuant to clauses (i) through (iii) of Section 5.01(f).
     “Class REO Assets” means, as of any date of determination, that portion of the Owner Trust Estate consisting of the REO Properties listed on Schedule III to the Transfer and Assignment Agreement as of such date, and any REO Property acquired by the Trust in connection with the foreclosure of any Mortgage Loan immediately after such foreclosure occurs.
     “Class REO Available Amount” means, with respect to any Remittance Date, the portion of all collections and other amounts received on or in respect of the Class REO Assets on deposit in the Collection Account as of the close of business on the related Determination Date, including Monthly Payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds, Prepayment Charges, REO Disposition Proceeds, Putback Litigation Proceeds and any other amounts received on or in respect of Class REO Assets, net of the portion thereof, if any, that the Administrator has elected to use to make an Administrator Advance in accordance with Section 5.03 of the Servicing Agreement.
     “Class REO Certificates” means the certificates representing an undivided interest in the Class REO Assets, substantially in the form attached to this Agreement as Exhibit B.
     “Class REO Distribution Amount” means, with respect to any Remittance Date, the amount of Class REO Available Amount remaining, if any, after giving effect to the distributions therefrom pursuant to clauses (i) through (iii) of Section 5.01(f).
     “Closing Date” means March 31, 2009.
     “Code” means the Internal Revenue Code of 1986.
     “Corporate Trust Office” means, with respect to the Certificate Trustee, the principal corporate trust office of the Certificate Trustee, located at 7 Easton Oval-EA4E63, Columbus, OH 43219, Attention: Corporate Trust Dept., telecopy number 614-331-5862, telephone number 614-331-9801; and with respect to Owner Trustee, the principal trust office of Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration, telecopy number 302-636-4140, telephone number: 302-636-6000; or at such other address as such trustee may designate by notice to the Certificateholders and the Depositors, or the principal corporate trust office of any successor Trustee (the address (which, in the case of the Owner Trustee, shall be in the State of Delaware) of which the successor trustee will notify the Certificateholders and the Depositors).

     “Credit Agreement” means that certain Amended and Restated Credit Agreement (Licensing) dated as of March 31, 2009, among Franklin Credit Management Corporation and Franklin Credit Holding Corporation, as Borrowers, the Financial Institutions party thereto, as Lenders, and The Hunting National Bank, as Administrative Agent.
     “Custodian Fees and Expenses” means such fees, together with reimbursement for reasonable expenses and disbursements, in each case, as shall have been separately agreed upon before the date hereof among the Administrator, the Depositors and each Custodian, and all other amounts due and owing to any Custodian pursuant to the terms of this Agreement or any other Transaction Document.
     “Eligible Deposit Account” means, either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or from another rating agency if such rating agency is specified by the Administrator or the Owner by written notice to the Servicer) in one of its generic rating categories which signifies investment grade.
     “Eligible Institution” means, either (i) The Huntington National Bank or (ii) a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Services or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Administrator or the Owner by written notice to the Servicer) at the time any deposits are held on deposit therein.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “Existing Liens” means the following Liens: (i) Liens arising under the Existing Loan Documents, as that term is defined in the Legacy Loan Agreement and (ii) Permitted Encumbrances.
     “Insolvency Event” regarding a specified person means
     (a) the person generally fails to pay its debts as they become due or admits in writing its inability to pay its debts generally as they become due;
     (b) the person has a decree or order for relief by a court or agency or supervisory authority having jurisdiction in the premises entered against it or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency, or other similar law and the decree or order remains unstayed and in effect for a period of 60 days;
     (c) the person has a conservator, receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official appointed for it or for all or any substantial part of its property in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or other similar proceedings, and the decree or order remains unstayed and in effect for a period of 60 days;
     (d) the person’s business is ordered to be wound-up or liquidated or the person’s business is subject to readjustment of debt, marshalling of assets and liabilities, or other similar proceedings, and the decree or order or the proceedings remain unstayed and in effect for a period of 60 days; or
     (e) the person commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a conservator, receiver, liquidator, assignee for the benefit of creditors, a custodian, trustee, sequestrator, or similar official for the person or for all or any substantial part of its property, or the person makes any general assignment for the benefit of creditors.
     “Legacy Loan Agreement” means that certain Amended and Restated Credit Agreement dated as of March 31, 2009 among Franklin Credit Asset Corporation, Tribeca Lending Corp., and the Other Borrowers Party thereto, as Borrowers, and the Financial Institutions Party thereto, as Lenders, and The Huntington National Bank, as Administrative Agent.
     “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a person, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any evidence of any of the foregoing.
     “Mortgage Loan” has the meaning assigned to such term in the Servicing Agreement.
     “Opinion of Counsel” means a written opinion of counsel acceptable to the Owner Trustee, which opinion shall be addressed to any other party specified in this Agreement.
     “Owner Trust Estate” shall mean all right, title and interest of the Trust in and to the Assets and the other property and rights assigned to the Trust pursuant to the Transfer and Assignment Agreement, all funds on deposit from time to time in the Collection Account, the Escrow Account and the Certificate Distribution Account, and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Transaction Documents.

     “Owner Trustee” means Wilmington Trust Company, acting not in its individual capacity but solely as Owner Trustee under this Agreement, and any successors and permitted assigns.
     “Owner Trustee Fees and Expenses” means, such fees, together with reimbursement for reasonable expenses and disbursements, in each case as shall have been separately agreed upon before the date hereof among the Administrator, the Depositors and the Owner Trustee, and all other amounts due and owing to the Owner Trustee pursuant to the terms of this Agreement or any other Transaction Document.
     “Percentage Interest” with respect to each Certificate, the percentage indicated on the face thereof.
     “Permitted Encumbrances” means, with respect to any Asset, (i) any real property taxes including supplemental or other taxes, if any, governmental assessments, insurance premiums, water, sewer and municipal charges, condominium charges and assessments, leasehold payments or ground rents arising out of and relating to such Assets which are or may become a lien upon the Mortgaged Property or REO Property, (ii) the covenants, conditions and restrictions, rights of way, easements and other similar matters of public record of a type acceptable to lending institutions generally or referred to in the title insurance policy or title opinion issued in connection with the original loan made with respect to the Mortgaged Property or the REO Property; (iii) zoning and other land use restrictions and ordinances, including, without limitation, landmark, historic and wetland designations; (iv) the rights of tenants and occupants of the Mortgaged Property or the REO Property; (v) any state of facts that an accurate survey might show; (vi) any other matters to which like properties are commonly subject that do not materially interfere with the REO Property or the benefits of the security intended to be provided by the Mortgage; and (vii) in addition, in the case of a condominium loan, (a) the lien of the condominium association on the condominium unit for unpaid maintenance or common assessments; (b) any mortgage, deed of trust or other instrument creating a lien on the cooperative project; and (c) the rights of the condominium association pursuant to the condominium declaration, or the rules, regulations or other operative documents of such condominium association.
     “Putback Litigation” has the meaning assigned to such term in the Transfer and Assignment Agreement.
     “Reacquisition Party” has the meaning assigned to such term in the Transfer and Assignment Agreement.
     “Record Date” means, with respect to any Remittance Date and the Certificates, the last Business Day of the calendar month preceding the calendar month of such Remittance Date.
     “REO Property” has the meaning assigned to such term in the Servicing Agreement.

     “Responsible Officer” means any officer in the corporate trust department of the Owner Trustee or the Certificate Trustee, as applicable, including any vice president, assistant vice president, managing director, treasurer, assistant treasurer, trust officer, or any other officer of such Trustee who customarily performs functions similar to those performed by the persons who at the time are those officers, or to whom any corporate trust matter is referred because of the officer’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.
     “Servicing Agreement” means the servicing agreement, dated as of March 31, 2009, entered into among Franklin Credit Management Corporation, as servicer, and the Trust, as owner.
     “Statutory Trust Statute” means the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.).
     “Transaction Documents” means collectively this Agreement, the Servicing Agreement, each Custodial Agreement, the Transfer and Assignment Agreement, each Assignment and Conveyance, the Administration Agreement and any other document designated in the Servicing Agreement, Transfer and Assignment Agreement or Administration Agreement as a “Transaction Document”.
     “Transfer and Assignment Agreement” means the Transfer and Assignment Agreement, dated as of March 31, 2009, among the Depositors and the Trust, pursuant to which, among other things, the Depositors sell, transfer and assign all their right, title and interest in the Mortgage Loans and REO Property to the Trust.
     “Transferor” means the Holder of a Class A Certificate or Class REO Certificate executed and authenticated by the Certificate Trustee under the Trust Agreement.
     “Trust” means the statutory trust formed pursuant to this Agreement.
     “Trustee” means the Certificate Trustee or the Owner Trustee (severally and not jointly), as the context may require, and any successor trustees hereunder.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
     “WTC” means Wilmington Trust Company and its permitted successors and assigns.
      Section 1.02. Rules of Construction.
     Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise:
     (a) Defined terms include, as appropriate, all genders and the plural as well as the singular.

     (b) References to designated articles, sections, subsections, exhibits, and other subdivisions of this Agreement, such as “Section 6.12 (a),” refer to the designated article, section, subsection, exhibit, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision. The exhibits and other attachments to this Agreement are a part of this Agreement. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, exhibit, or other subdivision of this Agreement.
     (c) The recitals located before Article I are not a part of the agreement of the parties. Whether or not they are correct, the recitals shall not affect the agreement of the parties or the interpretation of this Agreement, and they shall not be interpreted as representations, warranties, covenants, or any other matter of substance. The headings of the various Articles and Sections in this Agreement are for convenience of reference only and shall not define or limit any of the provisions of this Agreement.
     (d) Any term that relates to an agreement, document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the agreement, document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement. References to law are not limited to statutes. References to statutes include any rules or regulations promulgated under them by a governmental authority charged with the administration of the statute. Any reference to any person includes references to its successors and permitted assigns.
     (e) Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available from time to time.
     (f) The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).
     (g) A reference to “a [thing]” or “any [of a thing]” does not imply the existence or occurrence of the thing referred to even though not followed by “if any,” and “any [of a thing]” is any and all of it. A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase “the obligors on a note” means “the obligor or obligors on a note”). “Until [something occurs]” does not imply that it must occur, and will not be modified by the word “unless.” The word “due” and the word “payable” are each used in the sense that the stated time for payment has passed. The word “accrued” is used in its accounting sense, i.e., an amount paid is no longer accrued. In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an “excess” does not exist. Portions of things may be expressed as fractions or percentages interchangeably. The word “shall” is used in its imperative sense, as for instance meaning a party agrees to something or something must occur or exist.
     (h) All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Agreement, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles in the United States. To the extent that the definitions of accounting terms in this Agreement are inconsistent with their meanings under generally accepted accounting principles, the definitions in this Agreement shall control. Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code of the relevant jurisdiction are used in this Agreement as defined in that Uniform Commercial Code.
     (i) In the computation of a period of time from a specified date to a later specified date or an open-ended period, the words “from” and “beginning” mean “from and including,” the word “after” means “from but excluding,” the words “to” and “until” mean “to but excluding,” and the word “through” means “to and including.” Likewise, in setting deadlines or other periods, “by” means “on or before.” The words “preceding,” “following,” and words of similar import, mean immediately preceding or following. References to a month or a year refer to calendar months and calendar years.
     (j) Any reference to the enforceability of any agreement against a party means that it is enforceable against the party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (k) Generally only the registered Holder of a Certificate is recognized, such as in Section 3.07. Persons Considered Owner and payment provisions. However, for the purposes of the transfer restrictions and related provisions, such as agreements, representations, and warranties by Holders of Certificates, references to Certificateholders, Holders, and the like refer equally to beneficial owners who have an interest in a Certificate but are not reflected in the applicable register as the owner and references to transfers of Certificates include transfers of interests in a Certificate.
ARTICLE II
Organization
     Section 2.01. Name.
     There is hereby formed a trust to be known as “Franklin Mortgage Asset Trust 2009-A,” in which name the Certificate Trustee may issue Certificates, make and execute contracts and other instruments on behalf of the Trust, sue and be sued on behalf of the Trust, and otherwise conduct the business of the Trust.
     Section 2.02. Office.
     The office of the Trust shall be in care of the Certificate Trustee at its Corporate Trust Office, or at any other address that the Certificate Trustee may designate by notice to the Owner Trustee, the Depositors, the Servicer and the Certificateholders. The Trust shall also have an office in the State of Delaware in care of the Owner Trustee at the Corporate Trust Office of the Owner Trustee.
     Section 2.03. Purposes and Powers.
     The Trust and the parties to this Agreement shall be subject to the following provisions regarding the purposes, powers and procedures of the Trust:
     (a) The purpose of the Trust is to engage solely in the following activities:
     (1) to acquire the Owner Trust Estate pursuant to the Transfer and Assignment Agreement and to sell, assign or transfer all or any portion of the Owner Trust Estate from time to time in accordance with Section 9.02 or Section 9.03;
     (2) to issue the Certificates pursuant to this Agreement;
     (3) to distribute to the Holders of the Certificates pursuant to this Agreement and the Transaction Documents, any related portion of the Owner Trust Estate and to pay, reimburse or distribute any other amounts to such Persons as are provided for in the Transaction Documents (including in respect of any Administrator Advances);
     (4) to enter into and perform its obligations under the Transaction Documents to which it becomes a party;
     (5) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental thereto or connected therewith; and
     (6) subject to compliance with the Transaction Documents, to engage in any other activities appropriate to conserve the Owner Trust Estate, to sell, assign or transfer all or any portion of the Owner Trust Estate in accordance with Section 9.02 or Section 9.03 and to make distributions to the Certificateholders.
     The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing activities or other than as required or authorized by this Agreement or the other Transaction Documents. In no event shall the Trust engage in any activity that is not part of, or incidental to, the business of banking as authorized to be conducted by a national bank under the National Bank Act.

     (b) The Trust’s only assets shall be the Owner Trust Estate. The Trust shall not secure any indebtedness with any of the Owner Trust Estate.
     (c) Other than with respect to the transfer to the Trust of the Owner Trust Estate, the Trust shall not do any of the following: acquire any obligations of, make loans or advances to, borrow funds from, assume or guarantee the obligations or liabilities of, have its obligations or liabilities guaranteed by, or hold itself out as responsible for the debts and obligations of the Owner Trustee, the Certificate Trustee, the Certificateholders, the Administrator, any Depositor, the Servicer or any other person or entity.
     (d) The Trustees shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except in accordance with the specific limitations set forth in this Agreement and the other Transaction Documents to which the Trust is a party; provided, however, the Trustees shall be entitled to rely without independent investigation on any instructions provided hereunder or thereunder that its actions do not violate the provisions of any of the foregoing.
     (e) The Trust shall, in all dealings with the public, identify itself under the name of the Trust and as a separate and distinct entity from any other Person or entity. All transactions and agreements between the Trust and third parties shall be conducted in the name of the Trust as an entity separate and independent from the Owner Trustee, the Certificate Trustee, the Administrator, any Depositor, the Servicer and any Certificateholder.
     (f) All transactions and agreements between the Trust, on the one hand, and any of WTC, the Owner Trustee, The Huntington National Bank, the Administrator, the Certificate Trustee, the Custodians, any Depositor, the Servicer or any Certificateholder, on the other hand, shall reflect the separate legal existence of each entity and will be formally documented in writing. The pricing and other material terms of all such transactions and agreements shall be on terms substantially similar to those that would be available on an arm’s length basis with unaffiliated third parties.
     (g) The Trust shall not commingle its funds and other assets with those of any other Person or business entity and shall maintain its assets and liabilities in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets and liabilities from those of any other person or entity. The Certificate Trustee shall hold the Owner Trust Estate on behalf of the Trust.
     (h) The Trust shall not share any of the same officers or other employees with the Servicer, any Depositor, any Custodian or any Certificateholder.
     (i) The Trust shall not, jointly with any Depositor, the Administrator, the Certificate Trustee, any Custodian or any Certificateholder, contract or do business with vendors or service providers or share overhead expenses.

     (j) The Trust shall maintain its own bank accounts, books and records and annual financial statements prepared in accordance with generally accepted accounting principles, separate from those of WTC, the Owner Trustee, the Administrator, the Certificate Trustee, any Custodian, any Depositor, the Servicer and any Certificateholder. The foregoing will reflect that the assets and liabilities of and all transactions and transfers of funds involving the Trust shall be separate from those of each such other entity, and the Trust shall pay or bear the cost of the preparation of its own financial statements and shall not pay or bear the cost of the preparation of the financial statements of any such other entity. Neither the accounting records nor the financial statements of the Trust will indicate that the Owner Trust Estate is available to pay creditors of WTC, the Owner Trustee, the Certificate Trustee, the Administrator, the Servicer, any Custodian, any Depositor, any Certificateholder or any other person or entity.
     (k) To the fullest extent permitted by law, the Trustees shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Certificateholders and the delivery to the Trustees by each of the Certificateholders of a certificate stating that such entity reasonably believes that the Trust is insolvent.
     (l) Each Depositor covenants and agrees that it will not at any time institute against any Certificateholder, or join in any institution against any Certificateholder of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any United States of America federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Agreement or any other Transaction Document. Each Depositor covenants and agrees that it will not, in any capacity, seek the substantive consolidation of the assets of the Trust with any Certificateholder.
     (m) The Certificates cannot be transferred other than pursuant to Section 3.10.
     (n) The Class A Certificates shall entitle the Class A Certificateholders only to the benefits and distributions as are expressly set forth in this Agreement.
     (o) The Class REO Certificates shall entitle the Class REO Certificateholders only to the benefits and distributions as are expressly set forth in this Agreement.
     (p) The Trust and this Agreement may not be revoked or terminated except in accordance with Section 9.01 of this Agreement and in no event shall any Certificateholder have the ability to terminate the Trust unilaterally.
     (q) The Trust shall not consensually merge or consolidate with any of WTC, the Owner Trustee, the Administrator, the Certificate Trustee, any Depositor, the Servicer or any Certificateholder.
     (r) Neither any Depositor nor any Certificateholder shall request or instruct the Owner Trustee, the Certificate Trustee or the Administrator to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust, the Owner

Trustee, the Certificate Trustee or the Administrator under this Agreement or contrary to the limited purposes of the Trust, and none of the Owner Trustee, the Certificate Trustee or the Administrator shall be under any obligation to comply with any such request or instruction if given.
     The Owner Trustee shall not have the duty or responsibility to ensure or cause the Trust to comply with any of the foregoing.
     Section 2.04. Appointment of Owner Trustee and Certificate Trustee.
     Each Depositor hereby appoints The Huntington National Bank as Certificate Trustee of the Trust, and WTC as Owner Trustee of the Trust, in each case effective as of the date of this Agreement to have all the respective rights, powers and obligations of such Trustees specified in this Agreement.
     Section 2.05. Initial Capital Contribution of Assets.
     The Depositors hereby remit to the Certificate Trustee the sum of $1. The Certificate Trustee hereby acknowledges receipt in trust from the Depositors of the foregoing contribution, which shall constitute the initial property of the Trust. The Reacquisition Parties shall pay organizational expenses of the Trust as they may arise or shall promptly reimburse the Certificate Trustee on request for any such expenses paid by the Certificate Trustee.
     Section 2.06. Declaration of Trust.
     The Certificate Trustee hereby declares that it will hold the Owner Trust Estate on the terms of this Agreement, for the use and benefit of the related Certificateholders, upon and subject to the obligations of the Trust under this Agreement and the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of the Trust. Each Trustee shall have all rights, powers and duties set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. Each Trustee shall execute and file with the Secretary of State of the State of Delaware a Certificate of Trust of the Trust.
     Section 2.07. Liability of a Certificateholder.
     Except to the extent otherwise provided in this Agreement or in the Transaction Documents, the Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.
     Section 2.08. Title to Owner Trust Estate.
     Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee, in which case title shall be vested in the Owner Trustee, the Certificate Trustee or any co-trustee or separate trustee, as the case may be.

     No Certificateholder shall have legal title to any part of the Owner Trust Estate. The Class A Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest in the Class A Assets only in accordance with the Transaction Documents. The Class REO Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest in the Class REO Assets only in accordance with the Transaction Documents. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.
     Section 2.09. Location of Trust.
     The Trust will be located in Delaware and administered in Delaware. Any bank accounts maintained by the Certificate Trustee on behalf of the Trust shall be located in Ohio. The Trust shall not have any employees in any State other than Delaware. Nothing in this Agreement shall restrict any Trustee from having employees within or without Delaware. Payments will be received by the Trust only in Delaware or Ohio, and payments will be made by the Trust only from Delaware or Ohio.
     Section 2.10. Representations and Warranties of Depositors.
     Each Depositor represents and warrants to the Owner Trustee and the Certificate Trustee as of the date of this Agreement, and as to any Transaction Document, as of its date that:
     (a) Organization and Good Standing. Such Depositor is a corporation duly organized and validly existing under the laws of the state of Delaware, with full power and authority to own its properties and to conduct its business as presently owned or conducted and to execute, deliver, and perform this Agreement and any other Transaction Document to which it is a party and to perform its obligations as contemplated by them.
     (b) Due Qualification. The Depositor is duly qualified to do business as a Delaware limited liability company in good standing and has obtained all necessary licenses in each jurisdiction in which failure to so qualify or to obtain required licenses would have a material adverse effect on its ability to perform its obligations under this Agreement and the other Transaction Documents to which the Depositor is a party.
     (c) Due Authorization; Enforceability. This Agreement and the other Transaction Documents executed by such Depositor, assuming the necessary entity power and authority, have been executed and delivered and constitute the valid and legally binding obligations of such Depositor enforceable against such Depositor in accordance with their terms.
     (d) No Conflict. Such Depositor’s execution and delivery of this Agreement and the other Transaction Documents to which such Depositor is a party, performance of the transactions contemplated hereby and thereby, and fulfillment of terms hereof and thereof applicable to such Depositor, assuming the necessary entity power and authority, do not conflict with any requirements of law applicable to such Depositor or conflict with, result in any breach of any of the provisions of, or with or without notice or lapse of time constitute a default under, any indenture, contract, or other instrument to which such Depositor is a party or by which it or its properties are bound nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Transaction Documents).
     (e) Consents. No authorization, consent, license, order, or approval of or registration or declaration with, any governmental authority is required to be obtained, effected, or given by such Depositor in connection with the execution and delivery of this Agreement or by such Depositor or its performance of its obligations hereunder or the transactions contemplated hereby, or the transfer of the Assets by such Depositor to the Trust, except such as have been obtained, effectual or made.
     (f) Litigation. No actions, proceedings, or investigations are pending or, to such Depositor’s actual knowledge, threatened (by written communication to it of a present intention to initiate such action, proceeding or investigation) against such Depositor before any governmental authority having jurisdiction over such Depositor
     (1) asserting the invalidity of this Agreement or any other Transaction Documents to which such Depositor is a party,
     (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Documents to which such Depositor is a party,
     (3) seeking any determination that might materially and adversely affect the performance by such Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Documents to which such Depositor is a party, or
     (4) seeking to affect adversely the income tax attributes of the Trust under the United States federal, state or local tax attributes of the Certificates.
     (g) No Liens. Upon the conveyance, assignment or other transfer of any of the Assets by such Depositor to the Trust pursuant to the Transfer and Assignment Agreement, assuming due authorization thereof and such Depositor has the necessary entity power, such Depositor will have conveyed to the Trust good title, free and clear of any lien, encumbrance or other interests of others (including any claim of any creditor of such Depositor or any of its Affiliates) of any nature, other than the Existing Liens.
     (h) Records. Immediately upon the sale or other delivery of any Assets to the Trust pursuant to the Transfer and Assignment Agreement, such Depositor will make any appropriate notations on its records to indicate that the Assets have been transferred to the Trust pursuant to the Transfer and Assignment Agreement.
     (i) No Bankruptcy Petition. Each of the Depositors has no present intent to cause a voluntary bankruptcy of the Trust.
     (j) Financial Statements. Each of the Depositors will cause the portions of their respective records relating to the Mortgage Loans and REO Properties to be clearly and unambiguously marked to indicate such Assets that have been sold, transferred and assigned to the Trust pursuant to the Transfer and Assignment Agreement.
     Section 2.11. The Owner Trustee.
     (a) Wilmington Trust Company is appointed as Owner Trustee to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Statute that the Trust have at least one trustee with a principal place of business in the State of Delaware. It is understood and agreed by the parties hereto that the Owner Trustee shall have none of the duties or liabilities of the Certificate Trustee.
     (b) Notwithstanding any other provision of this Trust Agreement or any other Transaction Document, the duties of the Owner Trustee shall be limited to (i) executing the Certificate of Trust (and filing the Certificate of Trust) and any other document or instrument requiring the Owner Trustee’s signature as required under the Statutory Trust Act, (ii) accepting legal process served on the Trust in the State of Delaware and (iii) executing certificates required to be filed with the Delaware Secretary of State which the Owner Trustee is required to execute under Section 3811 of the Statutory Trust Statute. The Owner Trustee shall have none of the duties and obligations of the Certificate Trustee and shall have no liability for the acts or omissions of the Certificate Trustee. The Owner Trustee shall be entitled to all of the same rights, protections indemnities and immunities under this Trust Agreement and with respect to the Trust as the Certificate Trustee. No amendment or waiver of any provision of this Trust Agreement which adversely affects the Owner Trustee shall be effective against it without its prior written consent.
     Section 2.12. Tax Treatment of the Trust.
     It is the intention of the parties hereto that the Trust will be classified for federal, state and local income tax purposes as a Grantor Trust as contemplated by Section 301.7701-4 of the Treasury Regulations promulgated under the Code and not as a partnership nor an association taxable as a corporation, and the provisions of this Agreement shall be construed to further this intent. Accordingly, each Class A Certificateholder will be treated for federal, state and local income tax purposes as the owner of an undivided interest in the Class A Assets of the Trust and each Class REO Certificateholder will be treated for federal, state and local income tax purposes as the owner of an undivided interest in the Class REO Assets of the Trust and this Agreement shall be interpreted consistent with such intent. The parties agree that, unless otherwise required by appropriate tax authorities, the Certificate Trustee on behalf of the Trust will file or cause to be filed annual or other necessary returns, reports and other forms, if any, consistent with such characterization of the Trust. If, however, the Trust is recharacterized by the Internal Revenue Service or any other taxing authority as a partnership for federal, state and local income tax purposes, the Certificate Trustee shall be considered the “tax matters partner” and on behalf of the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Trust.
     Upon the written direction of the Administrator, the Certificate Trustee shall sign on behalf of the Trust the tax returns of the Trust, if any, unless applicable law requires one or more Certificateholders to sign such documents in which case such documents shall be signed by one or more of the Certificateholders.
ARTICLE III
The Certificates
     Section 3.01. Initial Beneficiary of Trust.
     Upon the formation of the Trust by the contribution by the Depositors pursuant to Section 2.05 and until the issuance of the Certificates, the Depositors shall be the sole beneficial owner of the Trust.
     Section 3.02. Issuance of the Certificates.
     (a) On the Closing Date, the Trust will issue two classes of Certificates designated as the “Class A Certificates” and the “Class REO Certificates” pursuant to the provisions of this Agreement and deliver them to the order of the Depositors when authenticated.
     (b) The Certificates will be issued in definitive, fully registered form and will be substantially in the form of Exhibit B. The Certificates will, on the Closing Date, be executed, authenticated, and delivered by the Certificate Trustee in accordance with a written order of the Depositors concurrently with the transfer of the Class A Assets and Class REO Assets to the Trust.
     (c) The Certificates will be executed by manual or facsimile signature on behalf of the Trust by an authorized officer of the Certificate Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time their signatures were affixed, authorized to sign on behalf of the Certificate Trustee shall bind the Trust, notwithstanding that any of them have ceased to be so authorized before the authentication and delivery of the Certificates or did not hold such offices at the date of the Certificate. The Certificates will not be book-entry certificates.
     Section 3.03. Authentication of Certificates.
     No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless the Certificate is manually authenticated by the Certificate Trustee or its agent substantially in the form provided in this Agreement, and the authentication on any Certificate will be conclusive evidence, and the only evidence, that the Certificate has been duly authenticated and delivered. All Certificates shall be dated the date of their authentication.
     The Certificate Registrar is hereby appointed to act as the authentication agent with respect to the Certificates and the Certificate Registrar hereby accepts such appointment. All references to the authentication of the Certificates shall be considered to include the authentication agent.
     Section 3.04. Registration of and Transfer and Exchange of Certificates.
     The Trust shall keep a certificate register (the “Certificate Register”) in which, subject to any reasonable regulations it may prescribe, the Trust shall provide for the registration of the Certificates and, to the extent permitted by this Agreement, of transfers and exchanges of the Certificates. The certificate registrar (the “Certificate Registrar”) is initially the Certificate Trustee.
     Whenever any Certificate is surrendered for registration of transfer at the office or agency of the Certificate Registrar maintained for that purpose and the conditions of this Section have been satisfied, the Certificate Trustee, on behalf of the Trust, shall execute, authenticate, and deliver in the name of the designated transferees, one or more new Certificates with the same Percentage Interest dated the date of authentication by the Certificate Trustee or any authenticating agent.
     At the option of its Holder, each Certificate may be exchanged for other Certificates, in the same Percentage Interest, by surrendering the Certificate to be exchanged at the office or agency of the Certificate Registrar maintained for that purpose.
     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a fully completed representation letter, substantially in the form of Exhibit C, delivered at the expense of the Certificateholder, and duly executed by the Certificateholder or an attorney-in-fact for the Certificateholder duly authorized in writing. Each Holder of a Certificate must satisfy the transfer restrictions in the representation letter. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Trustee in accordance with its customary practice.
     No service charge shall be made for the registration of transfer or exchange of any Certificate, but the Certificate Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.
     The preceding provisions of this Section notwithstanding, the Certificate Trustee need not transfer or exchange, and the Certificate Registrar need not register transfers or exchanges, of Certificates during the fifteen days preceding the due date for any payment on the Certificates.

     The Certificate Registrar shall at all times maintain an office or agency where Certificates may be surrendered for registration of transfer or exchange.
     Section 3.05. Mutilated, Destroyed, Lost, or Stolen Certificate.
     If any mutilated Certificate is surrendered to the Certificate Registrar, then the Certificate Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of the mutilated Certificate, a new Certificate of like tenor and denomination.
     If the Certificate Registrar receives evidence to its satisfaction of the destruction, loss, or theft of a Certificate and the Certificate Registrar receives the security or indemnity it requires to hold it harmless, then in the absence of notice to the Certificate Registrar, or the Certificate Trustee that the Certificate has been acquired by a protected purchaser, and if the requirements of Section 8-406 of the UCC are met and subject to Section 8-405 of the UCC, then the Certificate Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of the destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate is found.
     The Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on the issuance of the new Certificate under this Section.
     Section 3.06. Maintenance of Office or Agency.
     The Trust shall maintain an office or agency where notices and demands on the Trust regarding the Certificates and the Transaction Documents may be served. The Trust initially designates the Corporate Trust Office of the Certificate Trustee as its office for those purposes. The Certificate Trustee shall give prompt written notice to the Certificateholders of the location, and any change in the location, of this office or agency. If the Trust ever fails to maintain this office or agency, then presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Certificate Trustee.
     Section 3.07. Persons Considered Certificateholders.
     Before due presentation of a Certificate for registration of transfer, the Certificate Trustee, the Certificate Registrar, and any paying agent for the Certificates shall treat the person in whose name any Certificate is registered in the Certificate Register as the owner of the Certificate for the purpose of receiving distributions pursuant to Section 5.01 and Section 5.02 and for all other purposes whatsoever, and none of the Certificate Trustee, the Certificate Registrar, and any paying agent for the Certificates shall be bound by any notice to the contrary.
     Section 3.08. Access to List of Certificateholders’ Names and Addresses.
     The Certificate Registrar shall furnish to the Depositors, the Certificate Trustee, the Administrator or the Owner Trustee a list of the names and addresses of the Certificateholders as of the most recent Record Date within fifteen days after receipt by the Certificate Registrar of a written request for it from the Depositors, the Certificate Trustee, the Administrator or the Owner Trustee.
     Section 3.09. Appointment of Certificate Paying Agent.
     The Certificate Paying Agent for the Certificates shall make distributions to the Holder of each Certificate pursuant to this Agreement and, if other than the Certificate Trustee, shall report the amounts of those distributions to the Certificate Trustee. The Administrator, on behalf of the Trust, may remove the Certificate Paying Agent if the Administrator determines in its sole discretion that the Certificate Paying Agent has failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent initially shall be the Certificate Trustee. The Certificate Paying Agent shall be permitted to resign as Certificate Paying Agent on thirty days’ written notice to the Certificate Trustee and the Administrator. If the Certificate Trustee is no longer the Certificate Paying Agent, the Administrator shall appoint a bank or trust company as successor to act as Certificate Paying Agent. The Administrator shall cause the successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Administrator to execute and deliver to the Trust an instrument in which the successor Certificate Paying Agent or additional Certificate Paying Agent agrees with the Trust that, as Certificate Paying Agent, the successor Certificate Paying Agent or additional Certificate Paying Agent will hold any sums held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled to them until those sums are paid to the appropriate Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Trust, and upon removal of a Certificate Paying Agent, the Certificate Paying Agent shall also return all funds in its possession to the Trust. Any reference in this Agreement to the Certificate Paying Agent shall include any co-Certificate Paying Agent unless the context requires otherwise.
     Section 3.10. Restrictions on Transfer; Legends.
     (a) The Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated, or otherwise conveyed (collectively, for purposes of this Section and any other Section referring to the Certificates, “transferred” or a “transfer”) only in accordance with this Section.
     (b) No transfer of a Certificate will be made unless the transfer is exempt from the registration requirements of the Securities Act of 1933 (the “Act”) and any applicable state securities laws or is made in accordance with the Act and those laws. Except for the initial issuance of a Certificate to the Certificateholders (and any subsequent transfer by any Certificateholder to one of its Affiliates), the Certificate Trustee will require either:
     (1) the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Certificate Trustee certifying to the Certificate Trustee the facts surrounding the transfer, which investment letter shall not be an expense of the Certificate Trustee or

     (2) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Trustee and the Depositors that the transfer may be made pursuant to an exemption from the Act, describing the applicable exemption and its basis, or is being made pursuant to the Act, which Opinion of Counsel shall not be an expense of the Certificate Trustee, the Owner Trustee or the Depositors.
     The Holder of a Certificate desiring to effect a transfer shall indemnify the Trust, the Certificate Trustee and the Owner Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with any federal and state laws.
     (c) No transfer of an interest in a Certificate will be made unless the Certificate Trustee has received either:
     (1) a representation letter from the proposed transferee, acceptable to and in form and substance satisfactory to the Certificate Trustee, to the effect that the proposed transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, or a person acting on behalf of, or investing plan assets of, any such plan, which representation letter shall not be an expense of the Trust, the Certificate Trustee or the Owner Trustee; or
     (2) an Opinion of Counsel acceptable to the Certificate Trustee to the effect that the purchase or holding of the Certificate will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust, the Certificate Trustee or the Owner Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust, the Certificate Trustee, the Owner Trustee or the Depositors;
except that, in the case of the initial issuance of a Certificate to the Certificateholder (and any subsequent transfer by the Certificateholder to one of its Affiliates), the representation in Section 3.10(i) shall be deemed to have been made.
     (d) No transfer of an interest in a Certificate after its initial issuance will be made unless:
     (1) the proposed Holder is organized and existing under the laws of the United States or any State and expressly assumes the performance of every obligation of the existing Holder under this Agreement and the other Transaction Documents pursuant to an agreement acceptable to the Certificate Trustee,
     (2) the existing Holder delivers to the Certificate Trustee an Officer’s Certificate stating that the transfer complies with this Section 3.10 and that all the conditions in this Section 3.10 have been complied with, and an Opinion of Counsel stating that all the conditions in this Section 3.10 have been complied with; and

     (3) the proposed Holder delivers to the Certificate Trustee an Opinion of Counsel to the effect that the transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state or local tax purposes.
     (e) (i) Each Certificate shall bear a legend substantially in the following form:
This Certificate has not been and will not be registered under the Securities Act of 1933, as amended (“the Securities Act”), or the securities laws of any state and may not be resold or transferred unless it is registered pursuant to the Securities Act and the securities laws of any state or is sold or transferred in transactions that are exempt from registration under the Securities Act and under applicable state law and is transferred in accordance with Section 3.10 of the Trust Agreement related to Franklin Mortgage Asset Trust 2009-A (the “Trust Agreement”).
The Holder hereof, by its acceptance of this Certificate, represents that it has obtained this Certificate in a transaction in compliance with the Securities Act and all other applicable laws of the United States or the securities laws of any state, and the restrictions on sale and transfer set forth in Section 3.10 of the Trust Agreement. The Holder hereof by acceptance of this Certificate, further represents, acknowledges and agrees that it will not reoffer, resell, pledge or otherwise transfer this Certificate (or any interest herein) except in compliance with the Securities Act and the restrictions on sale and transfer set forth in Section 3.10 of the Trust Agreement and to a transferee that is (1) organized and existing under the laws of the United States or any state, (2) either (A) a Depositor, (B) the Trust or (C) a person reasonably believed to be a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) purchasing for its own account or for the account of a Qualified Institutional Buyer, and (3) it has delivered to the Certificate Trustee an Opinion of Counsel stating that all the conditions in Section 3.10 of the Trust Agreement have been complied with and to the effect that the transfer will not result in the Trust being subject to tax at the entity level for federal or applicable State tax purposes.
Neither this Certificate nor any interest in it may be transferred unless the Certificate Trustee has received either (i) an executed investment letter acceptable to and in form and substance satisfactory to the Certificate Trustee certifying to the Certificate Trustee the facts surrounding the transfer, which investment letter shall not be an expense of the Trustees or the Depositors, or (ii) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustees and the Depositors that the transfer may be made pursuant to an exemption from the Securities Act, describing the applicable exemption and its basis, or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trustees or the Depositors.
In addition, neither this Certificate nor any interest in it may be transferred unless the transferee delivers to the Certificate Trustee either a representation letter to the effect that the transferee is not an employee benefit plan subject to the Employee Retirement

Income Security Act of 1974, as amended, a plan subject to Section 4975 of the Code, as amended, or a person acting on behalf of or using the assets of any such plan; or an opinion of counsel in accordance with Section 3.10(c) of the Trust Agreement.
Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate not in accordance with the restrictions described herein shall be void ab initio.
The Certificate Trustee is authorized to serve in multiple capacities in relation to the Trust, the Depositors and the Certificateholders (and their permitted assigns), including as Administrator, Certificateholder, creditor of one or more Depositors for which the Assets serve as collateral on certain loan(s), loan participant with a third party to which such Depositor has pledged the Assets or a Certificate, as collateral agent for such lenders or participants, and various other treasury management, interest rate management and custodial capacities in relation thereto. Each Certificateholder, by its acceptance of its Certificate, (a) acknowledges that the Certificate Trustee may serve in multiple capacities in relation to the Trust, including as described in the immediately preceding sentence, and may receive separate compensation for each of these various capacities, including fees and expense reimbursement, (b) waives any actual or potential conflicts of interest that may arise in connection with the Certificate Trustee serving in any such capacity, and (c) agrees that such waiver shall be binding upon its permitted assigns.
To the extent permitted by applicable law, after initial issuance of the Certificates, no Class A Certificate or Class REO Certificate shall be separately transferable. Accordingly, with respect to any transfer of a Class A Certificate or a Class REO Certificate, the Transferor must transfer a like Percentage Interest in the transferred Class A Certificate and the transferred Class REO Certificate.
     (ii) Each Certificate which is subject to a security interest under the Legacy Loan Agreement and the Loan Documents (as defined therein) shall bear a legend in the following form:
This Certificate is subject to a security interest in favor of the Administrative Agent under the Legacy Loan Agreement and the Loan Documents (as defined in the Legacy Loan Agreement) for the benefit of the Lenders (as defined in the Legacy Loan Agreement), to which reference is made for a description of the rights of the Administrative Agent, and this Certificate is in all respects subject to such rights.
     (f) No Certificate shall be transferred except to (1) the Depositors or the Trust (or one of their respective affiliates) or (2) a qualified institutional buyer (as defined in Rule 144A under the Securities Act). Each person (other than the Depositors or the Trust (or one of their respective affiliates)) to whom a Certificate is proposed to be transferred will be required to certify to the Depositors, the Trust, and the Certificate Trustee that it is a qualified institutional buyer.

     (g) Notwithstanding anything in this Agreement to the contrary, the Depositors, without the consent of any Certificateholder but with the consent of the Administrator, may amend this Section 3.10 if it receives an Opinion of Counsel to the effect that the amendment will not
     (1) cause the Trust to be treated as a publicly traded partnership or other business entity (including a taxable mortgage pool) taxable as a corporation for federal, state or local income tax purposes and will not result in a federal, state or local withholding tax being imposed on the Trust, and
     (2) cause the Trust’s exemptions from any registration requirement of the federal securities laws to be affected.
     (h) To the extent permitted by applicable law, after initial issuance of the Certificates, no Class A Certificate or Class REO Certificate shall be separately transferable. With respect to any transfer of a Class A Certificate or a Class REO Certificate, the Transferor must transfer a like Percentage Interest in the transferred Class A Certificate and the transferred Class REO Certificate.
     (i) Each Holder of a Certificate, by virtue of the acquisition and holding thereof, shall be deemed to have represented and agreed as follow:
     (1) It has neither acquired nor will it transfer any Certificate it purchases (or any interest therein) or cause any such Certificate (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations; and
     (2) It either (a) is not, and will not become a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes or (b) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, 50% or more (or such other percentage as the Certificate Trustee may establish prior to the time of such proposed transfer) of the value of such interests to be attributable to such transferee’s ownership of the Certificates.
ARTICLE IV
Actions by Trustees
     Section 4.01. Prior Notice to Certificateholders Regarding Certain Matters.
     (a) The Trustees shall give the Certificateholders thirty (30) days’ written notice before taking any of the following actions on behalf of the Trust. Within thirty (30) days of the date of the notice the Certificateholders may instruct the Trustees in writing not to take the proposed action or may provide alternative direction. Thirty (30) days after giving the notice, if the Trustees have not been instructed otherwise by a majority in interest of the Holders of each class of the Certificates, then the Trustees may:
     (1) initiate any claim or lawsuit by the Trust, or compromise any action, claim, or lawsuit brought by or against the Trust;
     (2) file an amendment to the Certificate of Trust;
     (3) amend any Transaction Document to which the Trust is a party; and
     (4) appoint a successor Certificate Paying Agent or Certificate Registrar, Administrator, or consent to the assignment by the Certificate Paying Agent, Certificate Registrar or Administrator.
     If the Trust has more than one Holder of its Certificates, then the Holders may only give instructions that are agreed to by not less than 66 2/3% of the Holders (by Percentage Interest) of each Class of Certificates.
     (b) Notwithstanding Section 4.01(a), without prior notice to the Certificateholders the Trustees may, on behalf of the Trust:
     (1) initiate a claim or lawsuit by the Trust for collection of Assets;
     (2) file an amendment to the Certificate of Trust whenever the amendment is required by the Statutory Trust Statute; or
     (3) amend any Transaction Document to which the Trust is a party to cure any ambiguity or mistake or effect any other amendment that would not materially adversely affect the interests of the Certificateholders.
     The foregoing provisions of this Section 4.01 do not create a duty on the part of the Trustees to take any of the actions described above.
     Section 4.02. Action by Certificateholders Regarding Certain Matters.
     Except when directed by (a) 100% of the Holders (by Percentage Interest) of each Class of Certificates, the Trustees may not remove the Administrator pursuant to Section 7(c) of the Administration Agreement, or (b) 66 2/3% of the Holders (by Percentage Interest) of each Class of Certificates, appoint a successor Administrator pursuant to Section 7(d) of the Administration Agreement.
     Section 4.03. Action by Certificateholders Regarding Bankruptcy.
     Except upon delivery to the Trustees by each Certificateholder of a certificate certifying that the Certificateholder reasonably believes that the Trust is insolvent, the Trustees may not commence a voluntary proceeding in bankruptcy relating to the Trust.

     Section 4.04. Restrictions on Certificateholder’s Power.
     A Certificateholder shall not direct the Trustees to take or to refrain from taking any action if that action or inaction would be contrary to any obligation of the Trust or the Trustees under this Agreement or any of the other Transaction Documents or would be contrary to Section 2.03. The Trustees shall not be obligated to follow that direction if given and shall not be required to independently determine whether such action or inaction is so contrary but instead shall be entitled to rely in all circumstances on certifications provided in any direction as to the permissibility of any action or inaction.
     Section 4.05. Action by Certificateholders.
     Except as expressly provided in this Agreement, any action that may be taken by the Certificateholders under this Agreement shall require such action be taken by 66 2/3% of the Holders (by Percentage Interest) of each Class of Certificates.
ARTICLE V
Application of Trust Funds; Certain Duties
     Section 5.01. Establishment of Collection Account and Certificate Distribution Account; Application of Trust Funds.
     (a) The Certificate Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust (i) an Eligible Deposit Account known as the Franklin Mortgage Asset Trust 2009-A Collections Account, account number 01892621722 (the “Collection Account”) and (ii) an Eligible Deposit Account known as the Franklin Mortgage Asset Trust 2009-A Certificate Distribution Account, account number 1081042401 (the “Certificate Distribution Account”), each bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.
     (b) The Trust shall possess all right, title and interest in and to all funds on deposit from time to time in the Collection Account and the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein or in the other Transaction Documents, the Collection Account and the Certificate Distribution Account shall be under the sole dominion and control of the Certificate Trustee for the benefit of the Certificateholders. If, at any time, the Collection Account or the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Certificate Trustee shall within two (2) Business Days establish a new Collection Account or Certificate Distribution Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash to such new Collection Account or Certificate Distribution Account.
     (c) On or before each Determination Date, (i) the Administrator shall calculate the Class A Available Amount, the Class REO Available Amount, the Available Amount, the Owner Trustee Fees and Expenses, the Certificate Trustee Fees and Expenses, the Custodian Fees and Expenses, the Class A Distribution Amount, the Class REO Distribution Amount and all other amounts (except as provided in clause (c)(ii) below) required to determine the amounts, if any, to be deposited in or paid from each of the Collection Account, the Certificate Distribution Account and the Escrow Account, on or before the related Remittance Date and (ii) the Servicer shall provide the Administrator an invoice for all Servicing Fees and Expenses payable on the related Servicing Fee Remittance Date as calculated by the Servicer. In addition, on the Business Day immediately preceding the Servicing Fee Remittance Date occurring on April 6, 2009, the Servicer shall send an invoice to the Administrator for the Servicing Fees and Expenses payable on such Servicer Fee Remittance Date as calculated by the Servicer (such first calculation shall be based on the number of Assets serviced and shall not include any activity- or collection-based Servicing Fees).
     (d) All amounts on deposit in the Collection Account in respect of Escrow Payments shall be transferred by the Certificate Trustee to the Escrow Account, as received, upon the direction of the Administrator. On each Remittance Date, the Certificate Trustee shall transfer from the Collection Account to the Certificate Distribution Account, in immediately available funds, all amounts (other than amounts in respect of Escrow Payments) then on deposit in the Collection Account.
     (e) So long as an Event of Default shall not have occurred and be continuing, on each Servicing Fee Remittance Date, the Certificate Paying Agent shall distribute to the Servicer, to the extent of the amount deposited in the Certificate Distribution Account pursuant to the proviso to the first sentence of Section 5.01(f), any due and unpaid Servicing Fees and Expenses to the extent the Servicer’s invoice therefor has been approved by the Administrator in accordance with the proviso to the first sentence of Section 5.01(f). Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, all Servicing Fees and Expenses shall be payable pursuant to, and in the order of priority specified in, Section 5.01(f), without giving effect to the proviso to the first sentence of such Section.
     (f) On each Remittance Date, the Certificate Paying Agent (based on the Administrator’s calculations performed pursuant to Section 5.01(c)) shall make the following payments from the Certificate Distribution Account in the following order priority; provided, however, if no Event of Default shall have occurred and be continuing, the Certificate Trustee shall retain in the Certificate Distribution Account the amount necessary to pay the Servicing Fees and Expenses on the immediately following Servicing Fee Remittance Date (based on the Servicer’s calculations performed pursuant to Section 5.01(c), but subject to the Administrator’s approval of such amount and calculations in its sole discretion, with any such amount relating to Class A Assets being allocated in reduction of the Class A Available Amount and any such amount relating to Class REO Assets being allocated in reduction of the Class REO Available Amount):
(i)	first, to the extent of the Available Amount, to the Administrator, the amount necessary to reimburse the Administrator for any unreimbursed Administrator Advances and to pay the Administrator in respect of any Administrator Fees and Expenses (to the extent not waived) (with any such amount relating to Class A Assets being allocated in reduction of the Class A Available Amount and any such amount relating to the Class REO Assets being allocated in reduction of the Class REO Available Amount);
(ii)	second, to the extent of the Available Amount (as such amount has been reduced by the payments described in clause (i) above), to the Owner Trustee, the Certificate Trustee and each Custodian, pro rata, any due and unpaid Owner Trustee Fees and Expenses, Certificate Trustee Fees and Expenses and Custodian Fees and Expenses, respectively (with any such amount relating to Class A Assets being allocated to the Class A Available Amount, any such amount relating to Class REO Assets being allocated in reduction of the Class REO Available Amount and any such amount constituting Custodian Fees and Expenses being allocated to the applicable Custodians on a pro rata basis, based on the amount each such Custodian is entitled to receive in respect thereof);

(iii)	third, upon the occurrence and during the continuance of an Event of Default, to the extent of the Available Amount (as such amount has been reduced by the payments described in clauses (i) and (ii) above) to the Servicer, any due and unpaid Servicing Fees and Expenses, but only to the extent the Servicer’s invoice therefor has been approved by the Administrator pursuant to Section 5.01(d)(ii) (with any such amount relating to Class A Assets being allocated in reduction of the Class A Available Amount and any such amount relating to Class REO Assets being allocated in reduction of the Class REO Available Amount), after giving effect to any previous payment to the Servicer in respect of such Servicing Fees and Expenses pursuant to Section 5.01(e); and

(iv)	fourth, pari passu (a) to the extent of the Class A Available Amount (as such amount has been reduced by the payments described in clauses (i) through (iii) above), to the Class A Certificateholders on a pro rata basis (by Percentage Interest), an amount equal to the Class A Distribution Amount and (b) to the extent of the Class REO Available Amount (as such amount has been reduced by the payments described in clauses (i) through (iii) above) to the Class REO Certificateholders on a pro rata basis (by Percentage Interest), an amount equal to the Class REO Distribution Amount.
     (g) [Reserved].
     (h) If any withholding tax is imposed on the Trust’s payment (or allocations of income) to the Certificateholders, the withholding tax shall reduce the amount otherwise distributable to the Certificateholders in accordance with this Section. The Certificate Paying

Agent is authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust. This authorization shall not prevent the Certificate Paying Agent from contesting any tax in appropriate proceedings and withholding payment of the tax pending the outcome of the proceedings if permitted by law. The amount of any withholding tax imposed on any distributions shall be treated as cash distributed to the Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If withholding tax might be payable on a distribution to a non-U.S. Certificateholder, the Certificate Paying Agent may in its sole discretion withhold an appropriate amount to cover that possibility.
     Section 5.02. Method of Payment.
     Distributions required to be made to a Certificateholder on any Remittance Date shall be made by wire transfer of immediately available funds to the account of the Certificateholder at a bank or other entity having appropriate facilities if the Certificateholder so notifies the Certificate Registrar in writing at least five Business Days before the Remittance Date. If appropriate notice is not given by a Certificateholder, then distributions to that Certificateholder shall be by check mailed to it at its address in the Certificate Register.
ARTICLE VI
Authority and Duties of Trustees
     Section 6.01. General Authority.
     The Certificate Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party and each other document contemplated by the Transaction Documents in such form as the Certificate Trustee shall approve, as evidenced conclusively by the Certificate Trustee’s execution of it. In addition to the foregoing, the Certificate Trustee is authorized, but shall not be obligated, to take all actions permitted or required of the Trust pursuant to the Transaction Documents. The Certificate Trustee is further authorized to take any action the Administrator recommends regarding the Transaction Documents. The Certificate Trustee shall have no investment discretion over the Owner Trust Estate and shall ensure that any and all funds in any Account shall be in cash and remain uninvested.
     Section 6.02. General Duties.
     The Certificate Trustee shall discharge all of its responsibilities pursuant to this Agreement and the other Transaction Documents to which the Trust is a party and administer the Trust in the interest of the Certificateholders, subject to this Agreement and the other Transaction Documents. The Certificate Trustee shall be considered to have discharged its obligations under this Agreement and the other Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Certificate Trustee or the Trust under this Agreement or any other Transaction Document. The Trustees shall not be liable for the failure of the Administrator to carry out its obligations under the Administration Agreement or the other Transaction Documents nor shall they be required to monitor or supervise the Administrator’s performance.
     The Administrator shall prepare and file any federal, state, or local income and franchise tax return for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust. If the Trust is required pursuant to an audit or administrative proceeding or change in applicable regulations to file federal, state, or local tax returns, the Administrator shall prepare and file any tax returns required to be filed by the Trust. The Certificate Trustee shall promptly sign the returns and deliver the returns after signature to the Administrator and the returns shall be filed by the Administrator.
     Section 6.03. Action on Instruction.
     (a) Subject to Article IV and in accordance with the Transaction Documents, the Certificateholders may by written instruction direct the Trustees in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV. The Certificateholders shall not instruct the Trustees in a manner inconsistent with this Agreement or the Transaction Documents.
     (b) No Trustee is required to take any action under this Agreement or any other Transaction Document if such Trustee reasonably determines, or is advised by counsel, that the action (1) is likely to result in liability on the part of such Trustee, (2) is contrary to the terms of this Agreement or of any other Transaction Document, or (3) is contrary to law.
     (c) Whenever a Trustee is (1) unable to decide between alternative courses of action under this Agreement or any other Transaction Document, (2) unsure about the application of any provision of this Agreement or any other Transaction Document or it appears to be in conflict with any other applicable provision, or (3) if this Agreement permits any determination by such Trustee or is silent or is incomplete about the course of action that such Trustee is required to take regarding a particular set of facts, such Trustee may give appropriate notice to the Certificateholders requesting instruction and, if such Trustee in good faith follows any instructions it receives, such Trustee shall not be liable to the Certificateholders on account of its action or inaction. If a Trustee has not received appropriate instruction within ten (10) days of the notice (or within any shorter period necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking any action not inconsistent with this Agreement or the other Transaction Documents that it deems to be in the best interests of the Certificateholders, and shall have no liability to the Certificateholders for its action or inaction.
     (d) When so requested by the Certificateholders, a Trustee shall enter into any amendment of any Transaction Documents that does not impose further obligations or liabilities on such Trustee.
     Section 6.04. No Duties Except as Specified in the Agreement or in Instructions.
     The Trustees shall not have any duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under any document contemplated by this Agreement or any other Transaction Document to which the Trust is a party, except as expressly provided by this Agreement and the other Transaction Documents to which such Trust is a party or in any written instruction received by such Trustee under Section 6.03. No implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Trustees. The Trustees shall have no responsibility for filing any UCC financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it under the Transfer and Assignment Agreement or to prepare or file any filing with the Securities and Exchange Commission for the Trust or to record this Agreement or any other Transaction Document. Each of Wilmington Trust Company, in its individual capacity, and The Huntington National Bank, in its individual capacity, shall, at its own cost and expense, promptly take all action necessary to discharge any liens on any part of any Assets resulting from actions by, or claims against, Wilmington Trust Company, in its individual capacity, or The Huntington National Bank, in its individual capacity, that are not related to the ownership or the administration of the Assets.
     Section 6.05. No Action Except Under Specified Documents or Instructions.
     The Trustees shall not manage, control, use, sell, dispose of, or otherwise deal with any part of any Assets, except as provided in this Agreement, pursuant to the other relevant Transaction Documents, and in accordance with any instruction delivered to the applicable Trustee pursuant to Section 6.03.
     Section 6.06. Restrictions.
     The Trustees shall not take any action that is inconsistent with the stated purposes of the Trust in Section 2.03. The Certificateholders, by their acceptance of their Certificates, agree not to direct any Trustee to take action that would violate this Agreement or any other Transaction Document.
ARTICLE VII
Concerning Trustees
     Section 7.01. Acceptance of Trusts and Duties.
     Each Trustee accepts the trust created by this Agreement and agrees to perform its duties under it. The Certificate Trustee also agrees to disburse all moneys actually received by it constituting part of any Assets on the terms of the Transaction Documents. No Trustee shall be accountable under this Agreement or any other Transaction Document under any circumstances except (1) for its own willful misconduct or gross negligence or (2) for the inaccuracy of any representation or warranty made by it contained in Section 7.03. In particular, but not in limitation (and subject to the exceptions in the preceding sentence):
     (a) Neither Trustee shall be liable for any error of judgment made in good faith by a Responsible Officer of such Trustee.

     (b) Neither Trustee shall be liable regarding any action taken or omitted to be taken by it in accordance with instructions from the Administrator or the Certificateholders.
     (c) No provision of this Agreement or any other Transaction Document shall require any Trustee to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights under this Agreement or any other Transaction Document if such Trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against the risk or liability is not reasonably assured to it.
     (d) Under no circumstances shall any Trustee be liable for indebtedness under any of the Transaction Documents.
     (e) No Trustee shall be responsible for the validity or sufficiency of this Agreement or for its due execution by the Depositors or for the form, character, genuineness, sufficiency, value, or validity of any of the Assets, or for the validity or sufficiency of the Transaction Documents, other than the certificate of authentication on the Certificates.
     (f) No Trustee shall be liable to any Certificateholder, other than as expressly provided for in this Agreement or expressly agreed to in the other Transaction Documents.
     (g) No Trustee shall be liable for the default or misconduct of the Depositors, the other Trustee or other trustees, the Administrator, or the Servicer under any of the Transaction Documents or otherwise. No Trustee shall have any duty to perform the obligations of the Trust or any other Trustee or any other person under this Agreement or the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Servicing Agreement, or the Depositors under the Transaction Documents, or any other person under any other Transaction Document.
     (h) No Trustee shall be required to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or any other Transaction Document or otherwise, at the request, order, or direction of the Certificateholders, unless one or more Certificateholders have offered to such Trustee security or indemnity satisfactory to it against the costs and liabilities that may be incurred by such Trustee thereby.
     (i) The right of a Trustee to perform any discretionary act in this Agreement or in any other Transaction Document shall not be construed as a duty, and no Trustee shall be answerable other than for its gross negligence or willful misconduct in the performance of any discretionary act.
     Section 7.02. Furnishing Documents.
     (a) Each Trustee shall furnish to the Certificateholders, promptly on written request, copies of all reports, notices, requests, demands, certificates, financial statements, and any other instruments furnished to such Trustee under the Transaction Documents.

     (b) The Certificate Trustee shall, upon request, deliver to each Certificateholder such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Certificateholder to prepare its federal and state income tax returns. In the event that the Trust is required to file tax returns (including information returns), the Certificate Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Certificateholder, at least five (5) days before such returns are due to be filed.
     Section 7.03. Representations and Warranties.
     Each Trustee in its individual capacity, as applicable, hereby represents and warrants to each Depositor (but only with respect to itself) that:
     (a) The Certificate Trustee in its individual capacity hereby represents and warrants that it is a national banking association, validly existing and in good standing under the laws of the jurisdiction under which it is organized. It has all requisite corporate powers and authority to execute, deliver and perform its obligations under this Agreement.
     (b) The Owner Trustee in its individual capacity hereby represents and warrants that it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement.
     (c) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and the other Transaction Documents to which it is a party on its behalf.
     (d) Neither the execution and delivery by it of this Agreement and the other Transaction Documents to which it is a party, nor the consummation by it of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, nor compliance by it with any of the provisions of this Agreement and the other Transaction Documents to which it is a party will contravene any federal or Delaware law, governmental rule, or regulation governing the banking or trust powers of such Trustee, or any judgment or order binding on it, or constitute a default under its charter documents or bylaws.
     (e) No consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or government agency or body is required by the Owner Trustee under Delaware law in connection with the execution, delivery and performance by the Owner Trustee of this Agreement or the consummation by the Owner Trustee of the transactions contemplated hereby (except for the filing of the Certificate of Trust with the Secretary of State).

     Section 7.04. Reliance; Advice of Counsel.
     (a) Neither Trustee shall be liable to anyone in acting under this Agreement on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine or believed by it to be signed by the proper parties. Each Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that the resolution has been duly adopted and that it is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed in this Agreement, each Trustee may for all purposes of this Agreement conclusively rely on a certificate, signed by a Responsible Officer of the relevant party, as to the fact or matter, and that certificate shall constitute full protection to such Trustee for any action taken or omitted to be taken by it in good faith in reliance on it.
     (b) In the exercise or administration of the trusts under this Agreement and in the performance of its obligations under this Agreement or the other Transaction Documents, each Trustee (1) may act directly or through its agents or attorneys under agreements entered into with any of them, and such Trustee shall not be liable for the conduct or misconduct of those agents or attorneys if they were selected by such Trustee with reasonable care and (2) may consult with counsel, accountants, and other skilled persons it selects with reasonable care. Neither Trustee shall be liable for anything done, suffered, or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants, or other persons.
     Section 7.05. Not Acting in Individual Capacity.
     Except as provided in this Article, (1) in acting in the capacity of Trustee pursuant to the trust created by this Agreement, each of the Trustees acts solely as Trustee under this Agreement and not in its individual capacity, and (2) all persons having any claim against either Trustee under this Agreement or any other Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction of that claim.
     Section 7.06. Trustee Not Liable for Certificates or Payment Obligations.
     The recitals in this Agreement and in the Certificates (other than the signature and authentication of the Certificate Trustee on the Certificates) shall be taken as the statements of the Depositors, and neither Trustee assumes responsibility for their correctness. Neither Trustee makes representations as to the validity or sufficiency of this Agreement, of any other Transaction Document, of the Certificates (other than the signature and authentication of the Certificate Trustee on the Certificates), of any Mortgage Loan, REO Property or the related documents. Neither Trustee shall have any responsibility for
     (1) the legality, validity, and enforceability of any Mortgage Loan, or
     (2) the perfection and priority of any security interest created in any Mortgage Loan or REO Property or the maintenance of that perfection and priority, or

     (3) the sufficiency of the Assets or their ability to generate the payments to be distributed under this Agreement, or
     (4) the performance or enforcement of any Mortgage Loan, or
     (5) the compliance by any Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document, or
     (6) any action of the Administrator, the Servicer, any Subservicer or any Subcontractor taken in the name of such Trustee.
ARTICLE VIII
Compensation of Trustee
     Section 8.01. Trustee’s Fees.
     Each Trustee shall receive, as compensation from the Depositors for its services under this Agreement, fees that have been separately agreed on in a fee agreement between the Depositors and such Trustee.
     Section 8.02. Reimbursement and Indemnification.
     (a) Each Trustee shall be entitled to be reimbursed for its reasonable expenses (including reasonable attorneys’ fees) incurred in the performance of its duties as Trustee under this Agreement, except to the extent that such expenses arise out of or result from
(i)	such Trustee’s own willful misconduct, bad faith, or gross negligence,

(ii)	the inaccuracy of any of such Trustee’s representations or warranties in Section 7.03,

(iii)	taxes based on or measured by any fees, commissions, or compensation received by such Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Transaction Document, or

(iv)	such Trustee’s failure to use reasonable care to receive, manage, and disburse moneys actually received by it in accordance with the terms of this Agreement.
     (b) Each Trustee is hereby indemnified against any liabilities, obligations, indemnity obligations, losses (excluding loss of anticipated profits), damages, claims, actions, suits, judgments, out-of-pocket costs, expenses, and disbursements (including reasonable legal fees and expenses) and taxes of any kind and nature whatsoever (collectively, the “Liabilities”) that may be imposed on, incurred by, or asserted at any time against it in any way relating to or arising out of the Owner Trust Estate, any of the properties included in the Owner Trust Estate, the administration of the Owner Trust Estate, or any action or inaction of such Trustee under this Agreement or under the Transaction Documents, except to the extent that such Liabilities arise out of or result from
(i)	such Trustee’s own willful misconduct, bad faith, or gross negligence,

(ii)	the inaccuracy of any of such Trustee’s representations or warranties in Section 7.03,

(iii)	taxes based on or measured by any fees, commissions, or compensation received by such Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Transaction Document, or

(iv)	such Trustee’s failure to use reasonable care to receive, manage, and disburse moneys actually received by it in accordance with this Agreement.
     (c) Any amounts payable to a Trustee under this Section shall be payable, first, out of amounts on deposit in the Certificate Distribution Account before payments on the Certificates, and second, to the extent not paid pursuant to clause first within sixty (60) days of first being incurred, by the Reacquisition Parties, jointly and severally. Notwithstanding anything set forth in this Agreement, the Owner acknowledges that Franklin Credit Holding Corporation has no obligations or liabilities to any Person arising out of this Agreement, including the Trustees, the Administrator, the Certificateholders and each of their respective assigns, officers, directors, agents and employees.
     (d) The indemnities in this Section shall survive the termination of this Agreement and the removal or resignation of a Trustee under this Agreement.
     Section 8.03. Payments to Trustee.
     Any amounts paid to either of the Trustees pursuant to this Article shall not be a part of the Assets immediately after their payment. All amounts then due to either of the Trustees from the Trust, the Depositors or the Servicer under any Transaction Document shall be paid in full before any payments to the Depositors or any Holder of a Certificate.
ARTICLE IX
Termination of Agreement/Asset Sales
     Section 9.01. Termination of Agreement.
     (a) The Trust shall dissolve when the Trust has made the final distribution of all moneys or other property or proceeds of all Assets in accordance with the terms of Article V and the Transaction Documents. In addition, upon the occurrence of an “Event of Default” under the Credit Agreement, not less than 66 2/3% of the Holders (by Percentage Interest) of each

Class of Certificates may direct the Trustees to dissolve the Trust and liquidate the Assets as directed by such Certificateholders. All proceeds of any such liquidation shall be deposited in the Certificate Distribution Account and distributed pursuant to Section 5.01. The bankruptcy, liquidation, or dissolution of any Certificateholder shall not (x) terminate this Agreement or the Trust, (y) entitle that Certificateholder’s legal representatives to obtain an accounting or to take any action in any court for a partition or winding up of any part of the Trust or the Owner Trust Estate, or (z) otherwise affect the rights and obligations of the parties to this Agreement.
     (b) Except as provided in Section 9.01(a), neither the Depositors nor the Certificateholders may dissolve, revoke, or terminate the Trust without the consent of 66 2/3% of the Holders (by Percentage Interest) of each Class of Certificates. The consent of the Depositors shall not be required for any dissolution, revocation or termination of the Trust in accordance with this Section 9.01. Any dissolution, revocation or termination of the Trust pursuant to this Section 9.02(b) shall be subject to the applicable notice provisions, if any, contained in Article XI of the Servicing Agreement.
     (c) On the winding up of the Trust and payment of all liabilities of the Trust in accordance with Section 3808 of the Statutory Trust Statute, the Trustees shall cancel the Certificate of Trust by executing and filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of the Statutory Trust Statute. The Trustees may rely on the directions of the Administrator with respect to winding up the Trust. Thereupon, this Agreement (other than Article VIII) and the Trust shall terminate.
     Section 9.02. Asset Sales at Direction of Administrator.
     Upon five (5) Business Days’ prior written notice to the Trustees and the Servicer, the Administrator may direct the Certificate Trustee to immediately sell on a servicing released or servicing retained basis, at public or private sale, and at such price or prices, in each case as the Administrator may in its commercially reasonable judgment deem satisfactory, any or all Assets pursuant to a Whole Asset Transfer. The net proceeds of any such Whole Asset Transfer shall be deposited by the Administrator (or the Servicer, if applicable) to the Collection Account pursuant to Section 4.04 of the Servicing Agreement immediately upon the closing of such Whole Asset Transfer. Any Whole Asset Transfer consummated on a servicing retained basis shall be consummated in accordance with Section 9.01 of the Servicing Agreement.
     Section 9.03. Asset Putbacks.
     Upon five (5) Business Days’ prior written notice to the Trustees and the Servicer, the Administrator in accordance with Section 9.01 of the Servicing Agreement may direct the Certificate Trustee to immediately transfer one or more Assets that are the subject of any Putback Litigation or any reacquisition of an Asset pursuant to Section 2.01 or Section 3.03 of the Transfer and Assignment Agreement. The terms and conditions of such Asset transfer, together with the consideration therefor, shall be specified, either expressly or by reference to another agreement, in the notice delivered by the Administrator in respect of such transfer. All Putback Litigation Proceeds shall be deposited to the Collection Account pursuant to Section 4.04 of the Servicing Agreement.

ARTICLE X
Successor Trustees and Additional Trustees
     Section 10.01. Eligibility Requirements of the Trustees
     (a) The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of Section 3807(a) of the Statutory Trust Act; (ii) authorized to exercise corporate trust powers; and (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.
     (b) The Certificate Trustee in its individual capacity shall at all times be a national banking association having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Certificate Trustee shall cease to be eligible in accordance with the provisions of this Section, the Certificate Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.
     Section 10.02. Resignation or Removal of Trustees.
     Each Trustee may at any time resign and be discharged from the trust created by this Agreement by giving thirty (30) days prior written notice of resignation to the Administrator, the Depositors and the other Trustee. When it receives a notice of resignation, the Administrator shall promptly appoint a successor Trustee in writing delivered to the resigning Trustee and to the successor Trustee. If no successor Trustee has been so appointed and assumed trusteeship within thirty (30) days after the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     The Administrator may remove a Trustee if at any time such Trustee is legally unable to act, or an Insolvency Event occurs with respect to such Trustee. If the Administrator removes a Trustee under the authority of the preceding sentence, the Administrator shall promptly appoint a successor Trustee in writing delivered to the outgoing Trustee and to the successor Trustee, and shall pay all fees and expenses owed to the outgoing Trustee.
     Any resignation or removal of a Trustee and appointment of a successor Trustee shall not become effective until acceptance of the appointment by the successor Trustee pursuant to

Section 10.02 and payment of all fees and expenses of the outgoing Trustee. The Administrator shall provide notice of any resignation or removal of a Trustee to the Depositors.
     Section 10.03. Successor Trustees.
     Any successor Trustee appointed pursuant to Section 10.01 shall execute and deliver to the Administrator, the Depositors, and to the predecessor Trustee an instrument accepting appointment as trustee under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective. The successor Trustee shall become fully vested with all the rights and obligations of its predecessor under this Agreement and any applicable Transaction Documents, with like effect as if originally named as Trustee without any further act, deed, or conveyance. The predecessor Trustee shall promptly deliver to the successor Trustee all documents, statements, and monies held by it under this Agreement. The Administrator and the predecessor Trustee shall execute and deliver any instruments and do anything else for fully and certainly vesting and confirming in the successor Trustee all rights and obligations under this Agreement and any applicable Transaction Documents.
     When a successor Trustee accepts its appointment pursuant to this Section, the Administrator shall mail notice of the change in trustee to the Certificateholders, the Depositors and any other Trustee. If the Administrator fails to mail that notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall mail that notice at the expense of the Administrator.
     Any successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business in the State of Delaware of the successor Owner Trustee.
     Section 10.04. Merger or Consolidation of Trustee.
     Any person into which a Trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion, or consolidation to which a Trustee is a party, or any person succeeding to all or substantially all of the corporate trust business of a Trustee, shall be the successor of such Trustee under this Agreement without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything to the contrary notwithstanding; provided, however, any successor Owner Trustee resulting from any such merger, conversion or consolidation shall file an amendment to the Certificate of Trust identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.
     Section 10.05. Appointment of Co-Trustee or Separate Trustee.
     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at any time be located, the Administrator and the Trustees acting jointly shall execute and deliver all instruments to appoint persons approved by the Administrator to act as co-trustee, jointly with the Trustees, or as separate trustee, of all or any part of the Assets, and to vest in that person, in that capacity, such title to the Owner Trust Estate or any part thereof and, subject to the other provisions of this Section, such rights and obligations as the Administrator and the Trustees consider appropriate. If the Administrator has not joined in the appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustees alone may make the appointment. No notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.02.
     Each separate trustee and co-trustee shall be appointed and act subject to the following provisions and conditions:
     (a) All rights and obligations conferred or imposed on the Trustees shall be conferred on and exercised or performed by the Trustees, as applicable, and the separate trustee or co-trustee jointly (the separate trustee or co-trustee is not authorized to act separately without the Trustees, as applicable, joining in the act), except to the extent that under applicable law such Trustee is incompetent or unqualified to perform the acts, in which case those rights and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in that jurisdiction) shall be exercised and performed singly by the separate trustee or co-trustee, but solely at the direction of the Trustees, as applicable;
     (b) No Trustee or trustee under this Agreement shall be personally liable for any act or omission of any other Trustee or trustee under this Agreement; and
     (c) The Administrator and the Trustees acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.
     Any notice, request, or other writing given to the Trustees shall be considered to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustees or separately, as may be provided in the instrument of appointment. Each instrument of appointment shall be filed with the Trustees and a copy of it given to the Administrator.
     Any separate trustee or co-trustee may at any time appoint a Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act with respect to this Agreement or any applicable Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, and obligations shall vest in and be exercised by the Certificate Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE XI
Miscellaneous
     Section 11.01. Supplements and Amendments.
     (a) This Agreement may be amended in any way by the Depositors, the Certificate Trustee and the Owner Trustee, with the consent of 66 2/3% of the Holders (by Percentage Interest) of each Class of Certificates, provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder without the consent of such Certificateholder.
     (b) It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by any Certificateholder shall be subject to such reasonable requirements as the Certificate Trustee may prescribe. Promptly after the execution of any amendment or consent, the Certificate Trustee shall furnish a copy of the amendment or consent to the Certificateholders. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause its filing with the Secretary of State of the State of Delaware. Each Trustee may, but shall not be obligated to, enter into any amendment that affects such Trustee’s own rights or obligations under this Agreement or otherwise. In connection with the execution of any amendment to this Agreement, the Certificate of Trust, or any amendment of any other agreement to which the Trust is a party, each Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that the amendment is authorized or permitted by this Agreement and the Transaction Documents.
     Section 11.02. Limitations on Rights of Others.
     The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Certificate Trustee, the Depositors, the Certificateholders, and the Administrator, and nothing in this Agreement, whether express or implied, shall be construed to give to any other person any legal or equitable interest in the Owner Trust Estate or under this Agreement.
     Section 11.03. Notices.
     (a) Except where telephonic instructions or notices are specifically authorized, all notices, demands, instructions, consents, and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by first class or express mail (postage prepaid), national overnight courier service and shall be considered to be given for purposes of this Agreement on the day that the writing is delivered to its intended recipient. Unless otherwise specified in a notice sent or delivered in accordance with this Section, notices, demands, instructions, and other communications in writing shall be given to or made on the respective parties at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number indicated for the party below:

     if to the Owner Trustee, addressed to its Corporate Trust Office at;
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telephone: (302) 636-6000
Telecopy: (302) 636-4140
     if to the Certificate Trustee, addressed to its Corporate Trust Office at;
7 Easton Oval — EA4E63
Columbus, Ohio 43219
Attention: Corporate Trust
Telephone: (614) 331-9801
Telecopy: (614) 331-5862
     if to the Depositors, addressed to
Franklin Credit Asset Corporation, Franklin Credit Management Corporation,
Tribeca Lending Corp. and each of their respective subsidiaries listed on Schedule I hereto
c/o Franklin Credit Management Corporation
101 Hudson Street
Jersey City, NJ 07302
Attention: Chief Operating Officer
Fax: 201-604-1818
with a copy to:
Franklin Credit Management Corporation
101 Hudson Street
Jersey City, NJ 07302
Attention: Chief Legal Officer
or, as to each party, at any other address designated by it in a written notice to each other party.
     (b) Any notice required or permitted to be given to the Certificateholders shall be given by first-class mail, postage prepaid, at the addresses of the Certificateholders. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives the notice.
     Section 11.04. Severability.
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and that prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable the provision in any other jurisdiction.
     Section 11.05. Separate Counterparts.
     This Agreement may be executed by the parties to this Agreement in separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute but one instrument.
     Section 11.06. Successors and Assigns.
     All covenants and agreements in this Agreement shall be binding on, and inure to the benefit of, each of the Depositors and their permitted assignees, the Owner Trustee and its successors, the Certificate Trustee and its successors, the Administrator and any of its successors and permitted assigns and each Certificateholder and any of its successors, all as provided in this Agreement. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind its successors.
     Section 11.07. Nonpetition Covenant.
     Notwithstanding any prior termination of this Agreement, the Depositors, the Certificate Trustee and the Owner Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, agree that they shall not, before the date that is one year and one day after the termination of the Agreement, file or participate in the filing of any petition against the Trust that could cause the Trust to incur an Insolvency Event. Nothing in this Agreement shall prohibit the Owner Trustee or the Certificate Trustee from participating in or filing proofs of claim in any such proceeding instituted by any other person.
     Section 11.08. No Recourse.
     Each Certificateholder by accepting a Certificate acknowledges that the Certificate represents the beneficial interest in the Trust only and does not represent interests in or obligations of the Depositors, the Servicer, the Administrator, the Owner Trustee, the Certificate Trustee, or any Affiliate of any of them and no recourse may be had against those parties or their assets, except as may be expressly stated or contemplated in this Agreement, the other Transaction Documents, or the Certificates.
     Section 11.09. Headings.
     The headings of the various Articles and Sections in this Agreement are for convenience of reference only and shall not define or limit any of the provisions of this Agreement.
     Section 11.10. GOVERNING LAW.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     Section 11.11. Rule 144A Information.
     As long as any of the securities of this Trust are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Administrator on behalf of the Trust shall provide to any Certificateholder and to any prospective purchaser from any of them designated by any of them on the request of the Certificateholder, or prospective purchaser, any information required to be provided the Holder or prospective purchaser to satisfy the conditions of Rule 144A(d)(4) under the Securities Act.
     Section 11.12. Potential Conflicts of Interest.
     The Certificate Trustee is authorized to serve in multiple capacities in relation to the Trust, the Depositors and the Certificateholders (and their permitted assigns), including as Administrator, Certificateholder, creditor of one or more Depositors for which the Assets serve as collateral on certain loan(s), loan participant with a third party to which such Depositor has pledged the Assets or a Certificate, as collateral agent for such lenders or participants, and various other treasury management, interest rate management and custodial capacities in relation thereto. Each Depositor hereby, and each Certificateholder by its acceptance of its Certificate, (a) acknowledges that the Certificate Trustee may serve in multiple capacities in relation to the Trust, including as described in the immediately preceding sentence, and may receive separate compensation for each of these various capacities, including fees and expense reimbursement, (b) waives any actual or potential conflicts of interest that may arise in connection with the Certificate Trustee serving in any such capacity, and (c) agrees that such waiver shall be binding upon its permitted assigns.

     In Witness Whereof, the parties to this Agreement have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

Franklin Credit Asset Corporation and Tribeca Lending
Corp. and each of their respective subsidiaries listed on Schedule I hereto
Depositors

By:	/s/ Alexander Gordon Jardin

Name: Alexander Gordon Jardin Title: Chief Executive Officer

Franklin Credit Management Corporation and its respective subsidiaries listed on Schedule I hereto
Depositor

By:	/s/ Thomas J. Axon

Name: Thomas J. Axon
Title: President

The Huntington National Bank
Certificate Trustee

By:	/s/ Candada J. Moore

Name: Candada J. Moore Title: Senior Vice President

Wilmington Trust Company
Owner Trustee

By:	/s/ Jennifer A. Luce

Name: Jennifer A. Luce Title: Assistant Vice President
[Trust Agreement Signature Page]

EXHIBIT A
Form of Certificate of Trust of
Franklin Mortgage Asset Trust 2009-A
     This Certificate of Trust of Franklin Mortgage Asset Trust 2009-A (the “Trust”), dated March 31, 2009, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).
     1. Name. The name of the statutory trust formed hereby is Franklin Mortgage Asset Trust 2009-A.
     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.
     3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.
     In Witness Whereof, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

Wilmington Trust Company, not in its individual capacity, but solely as owner trustee

By:

Name:	Jennifer A. Luce
Title:	Assistant Vice President

The Huntington National Bank, not in its individual capacity, but solely as certificate trustee

By:

Name:	Candada J. Moore
Title:	Senior Vice President
A-1

EXHIBIT B
Form of Certificate
This Certificate has not been and will not be registered under the Securities Act of 1933, as amended (“the Securities Act”), or the securities laws of any state and may not be resold or transferred unless it is registered pursuant to the Securities Act and the securities laws of any state or is sold or transferred in transactions that are exempt from registration under the Securities Act and under applicable state law and is transferred in accordance with Section 3.10 of the Trust Agreement related to Franklin Mortgage Asset Trust 2009-A (the “Trust Agreement”).
The Holder hereof, by its acceptance of this Certificate, represents that it has obtained this Certificate in a transaction in compliance with the Securities Act and all other applicable laws of the United States or the securities laws of any state, and the restrictions on sale and transfer set forth in Section 3.10 of the Trust Agreement. The Holder hereof by acceptance of this Certificate, further represents, acknowledges and agrees that it will not reoffer, resell, pledge or otherwise transfer this Certificate (or any interest herein) except in compliance with the Securities Act and the restrictions on sale and transfer set forth in Section 3.10 of the Trust Agreement and to a transferee that is (1) organized and existing under the laws of the United States or any state, (2) either (A) a Depositor, (B) the Trust or (C) a person reasonably believed to be a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) purchasing for its own account or for the account of a Qualified Institutional Buyer, and (3) it has delivered to the Certificate Trustee an Opinion of Counsel stating that all the conditions in Section 3.10 of the Trust Agreement have been complied with and to the effect that the transfer will not result in the Trust being subject to tax at the entity level for federal or applicable State tax purposes.
Neither this Certificate nor any interest in it may be transferred unless the Certificate Trustee has received either (i) an executed investment letter acceptable to and in form and substance satisfactory to the Certificate Trustee certifying to the Certificate Trustee the facts surrounding the transfer, which investment letter shall not be an expense of the Trustees or the Depositors, or (ii) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustees and the Depositors that the transfer may be made pursuant to an exemption from the Securities Act, describing the applicable exemption and its basis, or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trustees or the Depositors.
In addition, neither this Certificate nor any interest in it may be transferred unless the transferee delivers to the Certificate Trustee either a representation letter to the effect that the transferee is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, a plan subject to Section 4975 of the Code, as amended, or a person acting on behalf of or using the assets of any such plan; or an opinion of counsel in accordance with Section 3.10(c) of the Trust Agreement.
Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate not in accordance with the restrictions described herein shall be void ab initio.
The Certificate Trustee is authorized to serve in multiple capacities in relation to the Trust, the Depositors and the Certificateholders (and their permitted assigns), including as Administrator, Certificateholder, creditor of one or more Depositors for which the Assets serve as collateral on certain loan(s), loan participant with a third party to which such Depositor has pledged the Assets or a Certificate, as collateral agent for such lenders or participants, and various other treasury management, interest rate management and custodial capacities in relation thereto. Each Certificateholder, by its acceptance of its Certificate, (a) acknowledges that the Certificate Trustee may serve in multiple capacities in relation to the Trust, including as described in the immediately preceding sentence, and may receive separate compensation for each of these various capacities, including fees and expense reimbursement, (b) waives any actual or potential conflicts of interest that may arise in connection with the Certificate Trustee serving in any such capacity, and (c) agrees that such waiver shall be binding upon its permitted assigns.
To the extent permitted by applicable law, after initial issuance of the Certificates, no Class A Certificate or Class REO Certificate shall be separately transferable. Accordingly, with respect to any transfer of a Class A Certificate or a Class REO Certificate, the Transferor must transfer a like Percentage Interest in the transferred Class A Certificate and the transferred Class REO Certificate.
[This Certificate is subject to a security interest in favor of the Administrative Agent under the Legacy Loan Agreement and the Loan Documents (as defined in the Legacy Loan Agreement) for the benefit of the Lenders (as defined in the Legacy Loan Agreement), to which reference is made for a description of the rights of the Administrative Agent, and this Certificate is in all respects subject to such rights.]

Date of Trust Agreement	:	[ ], 2009
Closing Date	:	[ ], 2009
Percentage Interest	:	[100]%
Certificate No.	:	[ ]
First Remittance Date	:	[ ]
Class [A/REO] Certificate
Franklin Mortgage Asset Trust 2009-A
Certificate
evidencing a percentage interest in the distributions allocable to the Class [A/REO] Certificates evidencing an undivided
interest in the Class [A/REO] Assets sold by
Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries listed as Schedule I to the Trust Agreement
     This Certificate does not represent an obligation of or interest in Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. or any of their respective subsidiaries listed as Schedule I to the Trust Agreement (the “Depositors”), the Servicer, the Certificate Trustee, the Owner Trustee or any of their respective affiliates. Neither this Certificate nor the underlying Assets are guaranteed or insured by any governmental agency or instrumentality nor any other person.
     This certifies that [                    ] is the registered owner of the Percentage Interest evidenced by this Certificate in the [Class A Assets][REO Assets of the Franklin Mortgage Asset Trust 2009-A, a Delaware statutory trust (the “Trust”), consisting primarily of a pool of mortgage loans (the “Mortgage Loans”) and real estate owned property (the “REO Property”) transferred by the Depositors to the Trust, and serviced by Franklin Credit Management Corporation (in that capacity, the “Servicer”). The Trust was formed pursuant to the Trust Agreement, dated as of March 31, 2009 (the “Agreement”), among the Depositors, The Huntington National Bank, as certificate trustee (the “Certificate Trustee”) and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). Capitalized terms used in this Certificate without definition have the meanings assigned in the Agreement or the Servicing Agreement. This Certificate is issued under and is subject to the Agreement. The Holder of this Certificate by virtue of the acceptance of it agrees to be bound by the Agreement.
     Reference is hereby made to the terms and conditions of the Class [A/REO] Certificates set forth in the Agreement. Such provisions shall for all purposes have the same effect as those fully set forth herein.

     This Certificate is one of the Class [A/REO] Certificates from a duly authorized issue of Certificates representing, to the extent specified in the Agreement, an undivided interest in:
     (1) the Mortgage Loans and REO Properties listed on the Mortgage Loan Schedule and REO Property Schedule, respectively, including, without limitation, the related Servicing Files, Mortgage Files, REO Files; and
     (2) deficiency judgments in favor of the related Seller and all rights (including the right to receive any Putback Litigation Proceeds) and obligations related thereto (collectively, the “[Class A/Class REO] Assets”).
     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds available under the Agreement for payment of this Class [A/REO] Certificate and that the Trustees in their individual capacities are not personally liable to the Certificateholders for any amount payable under this Class [A/REO] Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.
     Amounts payable to the Class [A/REO] Certificates will be paid on each Remittance Date in accordance with the priority of payments set forth in the Agreement.
     The Agreement may be amended in any way by the Depositors, the Certificate Trustee and the Owner Trustee, with the consent of 66 2/3% of the Holders (by Percentage Interest) of each Class of Certificates, provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder without the consent of such Certificateholder.
     In connection with any transfer of this Certificate, the Holder transferring this Certificate shall indemnify the Trust against any liability that may result if the transfer is not so exempt or is not made in accordance with any federal and state laws.
     No service charge shall be made for the registration of transfer or exchange of this Certificate, but the Certificate Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.
     The Certificate Trustee, the Certificate Registrar, and any Certificate Paying Agent will treat the person in whose name this Certificate is registered in the Certificate Register as its owner for the purpose of receiving distributions pursuant to Section 5.02 of the Agreement and for all other purposes whatsoever, and none of the Certificate Trustee, the Certificate Registrar, and any Certificate Paying Agent shall be bound by any notice to the contrary.
     The obligations created by the Agreement will terminate and this Certificate will be retired and the Trust will be dissolved when the Trust has made the final distribution of all moneys or other property or proceeds of all Assets in accordance with the terms of the Transaction Documents and Article V of the Agreement. In addition, upon the occurrence of an

“Event of Default” under the Credit Agreement, not less than 66 2/3% of the Holders (by Percentage Interest) of each Class of Certificates may direct the Trustees to dissolve the Trust and liquidate the Assets as directed by such Certificateholders. All proceeds of any such liquidation shall be deposited in the Certificate Distribution Account and distributed pursuant to Section 5.01 of the Agreement. Except as provided in Section 9.01(a) of the Agreement, neither the Depositors nor the Certificateholders may dissolve, revoke, or terminate the Trust without the consent of 66 2/3% of the Holders (by Percentage Interest) of each Class of Certificates.
     Unless the certificate of authentication on this Certificate has been executed by the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

Dated: [                    ], 2009

Franklin Mortgage Asset Trust 2009-A

By:	The Huntington National Bank, not in its individual capacity but solely as Certificate Trustee

By:

Name: Title:

Certificate of Authentication:
This is one of the Certificates
referenced in the within mentioned Agreement.

The Huntington National Bank
not in its individual capacity but solely as Certificate Trustee

By:

Authorized Officer

EXHIBIT C
Form of Representation Letter
For Certificates
Date:
Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries listed on Schedule I to the Trust Agreement described below, as Depositors

[ ]
[ ]
Attention: [ ]

The Huntington National Bank, as Certificate Trustee
7 Easton Oval — EA4E63
Columbus, OH 43229
Attention: Corporate Trust

Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration

Re:	Franklin Mortgage Asset Trust 2009-A, Class [A/REO] Certificates
Ladies and Gentlemen:
     This letter is delivered to you in connection with the sale by                     (the “Transferor”) to                     (the “Transferee”) of the Certificates representing a                     % Percentage Interest the Class [A/REO] Certificates (the “Transferred Certificates”). All capitalized terms used in this certificate without definition have the meanings given to them in the Trust Agreement, dated as of March 31, 2009, among Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries listed on Schedule I to the Trust Agreement described below, as depositors, The Huntington National Bank, as certificate trustee, and Wilmington Trust Company, as owner trustee. The Transferor hereby certifies, represents, and warrants to you that:
     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer them free from any claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold, or otherwise disposed of any Certificate, any interest in any Certificate, or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge, or other disposition of any Certificate, any interest in any Certificate, or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by general advertising or in any other manner, or (e) taken any other action that (in the case of any of the acts described in clauses (a) through (e) of this paragraph) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.
     3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act (a “Qualified Institutional Buyer”) purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied on the following to establish the Transferee’s ownership and discretionary investments of securities (check one or more):
☐	The Transferee’s most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

☐	The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self regulatory organization, or with a foreign governmental agency or self regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

☐	The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

☐	A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee’s most recent fiscal year, or, in the case of a Transferee that is a member of a “family of investment companies,” as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the “family of investment companies” as of a specific date on or since the close of the Transferee’s most recent fiscal year.
     4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:
•	the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee’s “family of investment companies,” if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate, and commodity swaps;

•	the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

•	securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority owned subsidiary that would be included in the consolidated financial statements of another enterprise.
     5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

     6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Certificates and payments on them, (b) the nature and performance of the Mortgage Loans, and (c) the Agreement, and the Trust Estate, that the Transferee has requested.

Very truly yours,

(Transferor)
By:

Name:

Title:

Form of Transferee Investment Letter
For Transferor Certificates
Date:
Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries listed on Schedule I to the Trust Agreement described below, as Depositors

[ ]
[ ]
Attention: [ ]

The Huntington National Bank, as Certificate Trustee
7 Easton Oval — EA4E63
Columbus, OH 43229
Attention: Corporate Trust

Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration

Re:	Franklin Mortgage Asset Trust 2009-A, Class [A/REO] Certificates
Ladies and Gentlemen:
                         (the “Transferee”) intends to purchase from                      (the “Transferor”) Certificates representing a                     % percentage interest in the entire interest in the Class [A/REO] Certificates (the “Transferred Certificates”). The Certificates, including the Transferred Certificates, were issued pursuant to the Agreement. All capitalized terms used in this certificate without definition have the meanings given to them in the Trust Agreement, dated as of March 31, 2009, among Franklin Credit Asset Corporation, Franklin Credit Management Corporation, Tribeca Lending Corp. and each of their respective subsidiaries listed on Schedule I to the Trust Agreement described below, as depositors, The Huntington National Bank, as certificate trustee, and Wilmington Trust Company, as owner trustee. The Transferee hereby certifies, represents, and warrants that:
     1. The Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and has completed one of the forms of certification to that effect attached as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The

Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that the Transferred Certificates may be resold, pledged, or transferred only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge, or transfer is being made in reliance on Rule 144A.
     2. The Transferee has been furnished with all information regarding (a) the Transferred Certificates and payments on them, (b) the nature and performance of the Mortgage Loans and (c) the Agreement associated with the Transferred Certificates, that it has requested.
     3. The Transferee represents that it is not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor is it acting on behalf of or investing plan assets of any such employee benefit plan.
     4. The Transferee agrees to be bound by the Agreement.
     5. The Transferee has neither acquired nor will it transfer any Certificate it purchases (or any interest therein) or cause any such Certificate (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations; and
     6. The Transferee either (a) is not, and will not become a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes or (b) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, 50% or more (or such other percentage as the Certificate Trustee may establish prior to the time of such proposed transfer) of the value of such interests to be attributable to such transferee’s ownership of the Certificates.

Very truly yours,

(Transferee)

By:

Name:

Title:

Annex 1 To Exhibit C
Qualified Institutional Buyer Status Under SEC Rule 144A
[for Transferees other than Registered Investment Companies]
     The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Certificate Registrar], as Certificate Registrar, with respect to the Certificates being transferred (the “Transferred Certificates”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:
1.	As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the “Transferee”).

2.	The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (1) the Transferee owned or invested on a discretionary basis $ in securities (other than the excluded securities referred to below and otherwise calculated in accordance with Rule 144A) as of the end of the Transferee’s most recent fiscal year and (2) the Transferee satisfies the criteria in the category marked below.
☐	Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association, or similar institution), Massachusetts or similar statutory trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

☐	Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory, or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

☐	Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution that is supervised and examined by a state or federal authority having supervision over those institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached, as of a date not more than 16 months preceding the date of sale of the Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.
☐	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐	Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and that is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory, or the District of Columbia.

☐	Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.
3.	☐ Other. (Please supply a brief description of the entity and a cross reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

The term “securities” does not include (1) securities of issuers that are affiliated with the Transferee, (2) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (3) bank deposit notes and certificates of deposit, (4) loan participations, (5) repurchase agreements, (6) securities owned but subject to a repurchase agreement, and (7) currency, interest rate, and commodity swaps. For purposes of determining the aggregate amount of securities owned or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.
4.	For purposes of determining the aggregate amount of securities owned or invested on a discretionary basis by the Transferee, the Transferee used the cost of the securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining the aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if the subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of the subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.
5.	The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

☐	☐	Will the Transferee be purchasing the Transferred Owner Trust Certificates only for the Transferee’s own account?
Yes	No
6.	If the answer to the foregoing question is “no,” then in each case where the Transferee is purchasing for an account other than its own, the account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of the third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7.	The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until that notice is given, the Transferee’s purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of the purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of the purchase, promptly after they become available.

Print Name of Transferee

By:

Name:

Title:

Date:

Annex 2 To Exhibit C
Qualified Institutional Buyer Status Under SEC Rule 144A
[for Transferees that are Registered Investment Companies]
     The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Certificate Registrar], as Certificate Registrar, with respect to the Certificates being transferred (the “Transferred Certificates”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:
1.	As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Transferee is part of a Family of Investment Companies, is an executive officer of the investment adviser (the “Adviser”).

2.	The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of the securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of the entity were valued at market.
☐	The Transferee owned or invested on a discretionary basis $ in securities (other than the excluded securities referred to below and otherwise calculated in accordance with Rule 144A) as of the end of the Transferee’s most recent fiscal year.

☐	The Transferee is part of a “Family of Investment Companies” that owned in the aggregate $ in securities (other than the excluded securities referred to below and otherwise calculated in accordance with Rule 144A) as of the end of the Transferee’s most recent fiscal year.
3.	The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).
4.	The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.
5.	The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

☐	☐	Will the Transferee be purchasing the Transferred Certificates only for the Transferee’s own account?
Yes	No
6.	If the answer to the foregoing question is “no,” then in each case where the Transferee is purchasing for an account other than its own, the account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of the third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7.	The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until that notice, the Transferee’s purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of the purchase.

Print Name of Transferee or Adviser

By:

Name:

Title:

IF AN ADVISER:

Print Name of Transferee

Date:

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of the Percentage Interest to assignee on the Certificate Register of the Trust.
     I (We) further direct the Issuer to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver the Certificate to the following address:
                                                                                .
Dated:

Signature by or on behalf of assignor
DISTRIBUTION INSTRUCTIONS
     The assignee should include the following for purposes of distribution:
     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to:

                                                                                ,
                                                                                ,
for the account of                                        , account number                     , or, if mailed by check, to                                        . Applicable statements should be mailed to                                        ,                                         information is provided by                                         , the assignee named above, or                                         , as its agent.

SCHEDULE I
LIST OF SUBSIDIARY DEPOSITORS
I-1